Exhibit 8(bb)

Schedule B

Fund		BLK Ticker
BlackRock Bond Fund, Inc.
1.	BlackRock Sustainable Total Return Fund	TR-E-AG

2. BlackRock Advantage SMID Cap Fund, Inc.		MF_VO

BlackRock FundsSM
3.	BlackRock Advantage Emerging Markets Fund	BR_EMR-AGG
4.	BlackRock Advantage International Fund	BR_GO_AG
5.	BlackRock Advantage Large Cap Growth Fund	BR_FLEX_AG
6.	BlackRock Advantage Small Cap Core Fund	BR_DSCC
7.	BlackRock Advantage Small Cap Growth Fund	BR_SCGE
8.	BlackRock China A Opportunities Fund	BR_CHOPS
9.	BlackRock Commodity Strategies Fund	BR_CSF-AGG
10.	BlackRock Cayman Commodity Strategies Fund, Ltd.	BR_CSF-CMN
11.	BlackRock Defensive Advantage Emerging Markets Fund	BR_DAEM
12.	BlackRock Defensive Advantage International Fund	BR_DAINTL
13.	BlackRock Defensive Advantage U.S. Fund	BR_DAUS
14.	BlackRock Emerging Markets ex-China Fund	EMXCN-AG
15.	BlackRock Energy Opportunities Fund	BR_ACGR
16.	BlackRock Exchange Portfolio	BR_EXC
17.	BlackRock Global Equity Absolute Return Fund	GEARUS-AG
18.	BlackRock Global Equity Market Neutral Fund	BR_GLS-AGG
19.	BlackRock Health Sciences Opportunities Portfolio	BR_HS
20.	BlackRock High Equity Income Fund	BR_USOPP
21.	BlackRock Infrastructure Sustainable Opportunities Fund	BR_ISOF
22.	BlackRock International Dividend Fund	BR_ISCE
23.	BlackRock Mid-Cap Growth Equity Portfolio	BR_MCGE
24.	BlackRock Real Estate Securities Fund	BR_REIT-AG
25.	BlackRock Short Obligations Fund	BR_SHOBLIG
26.	BlackRock Sustainable Advantage Emerging Markets Equity Fund	BR_EMR_ESG
27.	BlackRock Sustainable Advantage Global Equity Fund	BR_GBL_ESG
28.	BlackRock Sustainable Advantage International Equity Fund	BR_GO_ESG
29.	BlackRock Sustainable Advantage Large Cap Core Fund	BR_IMPR3
30.	BlackRock Tactical Opportunities Fund	BR_AA
31.	BlackRock Technology Opportunities Fund	BR_GST
32.	BlackRock Total Factor Fund	BR-SRA-AG
33.	BlackRock Cayman Strategic Risk Allocation Fund, Ltd.	BR-SRA-CAY
34.	BlackRock U.S. Insights Long/Short Equity Fund	BR_USLSEAG
35.	BlackRock Wealth Liquid Environmentally Aware Fund	BR-MM
36.	Circle Reserve Fund	L-CIRRF

BlackRock Funds II
37.	BlackRock 20/80 Target Allocation Fund	BR_CON
38.	BlackRock 40/60 Target Allocation Fund	BR_MOD
39.	BlackRock 60/40 Target Allocation Fund	BR_GRW
40.	BlackRock 80/20 Target Allocation Fund	BR_AGR
41.	BlackRock Dynamic High Income Portfolio	BR-DHI-AG
42.	BlackRock Global Dividend Portfolio	BR-IBP-AG
43.	BlackRock Managed Income Fund	BR-MI-AG
44.	BlackRock Multi-Asset Income Portfolio	BR-INC-AG
45.	BlackRock Retirement Income 2030 Fund	BR-RI2030

Exhibit 8(bb)

46.	BlackRock Retirement Income 2040 Fund	BR-RI2040

BlackRock Funds IV
47.	BlackRock Global Long/Short Credit Fund	BR-GC-AG
48.	BlackRock Sustainable Advantage CoreAlpha Bond Fund	BR-IMPBD
49.	BlackRock Systematic Multi-Strategy Fund	BR-SMS-AG

BlackRock Funds V
50.	BlackRock Core Bond Portfolio	BR-CORE
51.	BlackRock Floating Rate Income Portfolio	BR-FRI
52.	BlackRock GNMA Portfolio	BR-GNMA
53.	BlackRock High Yield Bond Portfolio	BR-HIYLD
54.	BlackRock Impact Mortgage Fund	BR-INTG
55.	BlackRock Income Fund	BR-MSB-AGG
56.	BlackRock Inflation Protected Bond Portfolio	BR-IP-AGG
57.	BlackRock Low Duration Bond Portfolio	BR-LO-AGG
58.	BlackRock Strategic Income Opportunities Portfolio	BR-SIP-AG
59.	BlackRock Sustainable Emerging Markets Bond Fund	BR-EMDHD
60.	BlackRock Sustainable Emerging Markets Flexible Bond Fund	BR-EMD
61.	BlackRock Sustainable High Yield Bond Fund	BR-SUSHI
62.	BlackRock Sustainable Low Duration Bond Fund	BR-SUSLO

BlackRock Funds VII, Inc.
63.	BlackRock Sustainable International Equity Fund	BR_SUSINTL
64.	BlackRock Sustainable U.S. Growth Equity Fund	BR_SUSGRO
65.	BlackRock Sustainable U.S. Value Equity Fund	BR_SUSVAL

BlackRock Large Cap Series Funds, Inc.
66.	BlackRock Advantage Large Cap Core Fund	FF_LCC
67.	BlackRock Advantage Large Cap Value Fund	MF_LCV

BlackRock Municipal Bond Fund, Inc.
68.	BlackRock Impact Municipal Fund	BR-MPACT

Schedule B, dated June 6, 2023